As filed with the Securities and Exchange Commission on December
28, 1995.
                                   Registration No. 33-__________

_________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                _________________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                __________________________________

Incorporated      MERIDIAN DIAGNOSTICS, INC.    I.R.S. Employer
Under the Laws    3471 RIVER HILLS DRIVE      Identification No.
of Ohio           CINCINNATI, OHIO  45244          31-0888197

                _________________________________

                    MERIDIAN DIAGNOSTICS, INC.
                   SAVINGS AND INVESTMENT PLAN

                     Robert E. Coletti, Esq.
                   Keating, Muething & Klekamp
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________

                           Proposed     Proposed
   Title of                 Maximum      Maximum      Amount
  Securities    Amount     Offering     Aggregate       of
    To Be        To Be       Price      Offering    Registra-
  Registered  Registered   Per Share      Price     tion Fee
 ___________   _________   _________    _________   _________


    Common     150,000*   $10.6875**  $1,603,125**  $553.00***
    Stock,      Shares
    No par
    value*
_________________________________________________________________

  * This Registration Statement is filed for up to 150,000 shares of Common Stock issuable pursuant to the Meridian Diagnostics, Inc. Savings and Investment Plan (the "Plan"). In addition, this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the Plan.

 ** Estimated solely for purposes of calculating registration fee.

*** Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on The NASDAQ Stock Market on December
     26, 1995 of $10.6875 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Meridian Diagnostics, Inc.
(the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

     2. The description of the Company's Common Stock contained in a Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 15, 1986 and amended August 20, 1986.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Gary P. Kreider, a Director of the Company, is a partner of Keating, Muething & Klekamp. Attorneys of Keating, Muething & Klekamp own 30,135 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by Meridian Diagnostics, Inc. to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of Meridian Diagnostics, Inc., by reason of the fact that he is or was a director, officer, employee or agent of Meridian Diagnostics, Inc., against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Meridian Diagnostics, Inc., and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of Meridian Diagnostics, Inc., except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to Meridian Diagnostics, Inc., unless deemed by the court. The right to indemnification is mandatory in the case of a director or officer who is wholly-successful on the merits. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

     The Company's Code or Regulations provides that the Company shall indemnify such persons to the fullest extent permitted by law.

     The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.


Item 7.   Exemption from Registration Claimed

     Not Applicable.


Item 8.   Exhibits

     See the Index to Exhibits included herewith.


Item 9.   Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 27, 1995.


                                   MERIDIAN DIAGNOSTICS, INC.


                                   By:  /S/ William J. Motto
                                      __________________________
                                      William J. Motto, Chairman
                                      of the Board and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked with an asterisk (*) below hereby designate William J. Motto or John A. Kraeutler as Attorney-In-Fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

 Signature                Capacity            Date


 /s/ William J. Motto     Chairman of the     December 27, 1995
 ____________________     Board of Directors,
 William J. Motto         Chief Executive
                          Officer (Principal
                          Executive Officer)

 /s/ John A. Kraeutler    President, Chief    December 27, 1995
 ____________________     Operating Officer
 John A. Kraeutler


 /s/ Gary P. Kreider      Director            December 27, 1995
 ____________________
 Gary P. Kreider


 /s/ Robert J. Ready      Director            December ___, 1995
 ____________________
 Robert J. Ready

 /s/ Jerry L. Ruyan       Secretary and Di-   December 27, 1995
 ____________________     rector
 Jerry L. Ruyan

                          Director            December 27, 1995
/s/ James A. Buzard
 ____________________
 *James A. Buzard



 /s/ Gerard Blain         Vice President,     December 27, 1995
 ____________________     Chief Financial
 Gerard Blain             Officer and Trea-
                          surer (Principal
                          Accounting Officer
                          and Principal Fi-
                          nancial Officer)


     The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the Plan Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on December 27, 1995.

                                   MERIDIAN DIAGNOSTICS, INC.
                                   SAVINGS AND INVESTMENT PLAN



                                   By:/s/ James A. Buzard
                                      ___________________________
                                      James A. Buzard, Chairman
                                      of the Administrative
                                      Committee


                          EXHIBIT INDEX

  Exhibit No.   Description                          Page
   __________   ___________                          ____

       4        First Amendment to the          Filed herewith
                Meridian Diagnostics, Inc.
                Savings and Investment Plan

       5        Opinion of Keating, Muething    Filed herewith
                & Klekamp

     23.1       Consent of Arthur Andersen      Filed herewith
                LLP

     23.2       Consent of Keating, Muething      Included in
                & Klekamp                          Exhibit 5

      24        Power of Attorney (included     Filed herewith
                on signature page)